Exhibit 10.5
EXTENSION OF LOAN
This Extension of Loan (“Extension”) by and between The Fashion House Holdings, Inc, (the “Company”) and Diaz Management, Inc, a New York corporation (the “Lender”) is effective as of February 12, 2006.
RECITALS
A.	The Company and the Lender entered in a loan agreement in the amount of $125,000 (the “Bridge Loan”) which was due and payable on February 12, 2006.

B.	The Company has requested an extension of the Promissory Note underlying the Bridge Loan for an additional 60 day period. Lender is willing to grant this extension in exchange for the issuance of an additional warrant for the purchase of 55,000 shares of the Company’s common stock (the “Warrant”)
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows with Lender:
1.	The due date for the Bridge Loan shall be extended for an additional 60 day period following the Loan Closing Date. Specifically, Section 2.4 of the Loan Agreement shall be amended to read as follows
“2.4 Maturity Date. Unless the Loan is earlier accelerated pursuant to the terms hereof, the Loan and all accrued Interest thereon shall be due and payable in full on the earlier of (a) the date that is 120 days following the Loan Closing Date or (b) the final closing date of the Private Placement. In the event that the Private Placement is not consummated within 120 days after the Loan Closing Date, the Lender may, at the Lender’s option, extend the Maturity Date on such terms and conditions as determined by the Lender in its sole discretion.”
2.	All other terms of the Bridge Loan shall remain unchanged. Any capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

3.	The Company shall issue to the Lender a Warrant in the form attached hereto as Exhibit A. The Warrant shall be immediately convertible into 55,000 shares of common stock of the Company and the exercise price of the Warrant shall be $0.80 per share.

IN WITNESS WHEREOF, Company has executed this Extension as of the date first set forth above.

THE FASHION HOUSE HOLDINGS, INC.

By:

John Hanna
Chief Executive Officer

DIAZ MANAGEMENT, INC.

By:

Gualberto Diaz
Vice President

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